SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 5, 2015

VASCO Data Security International, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-24389	36-4169320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 South Meyers Road, Suite 210
Oakbrook Terrace, Illinois	60181
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 932-8844

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 502.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensation Arrangements of Certain Officers.

On September 28, 2015 VASCO Data Security International, Inc. (the “Company”) entered into an Employment Agreement (the “Employment Agreement”) with Mark Stephen Hoyt (the “Executive”) effective as of the October 5, 2015 (the “Effective Date”). Executive’s employment commenced on the Effective Date and he will serve as the Company’s Chief Financial Officer, Secretary and Treasurer commencing on the first day immediately following the filing of the Company’s Form 10-Q for the quarter ending September 30, 2015. The term of the Executive’s employment continues until the third anniversary of the Effective Date, with automatic renewals on the third and each following anniversary of such date for successive one-year terms, unless terminated by the other party at least six months prior to termination of the then term.

The Employment Agreement provides for an initial base salary of $330,000 per year, subject to adjustment in accordance with the Company’s normal practice for executive salary review from time to time. During the term of employment, the Executive will also participate in the Company’s Executive Incentive Plan. During 2016 the Executive will be provided a target bonus equal to 65% of his base salary, and during 2015 the Executive will be entitled to a guaranteed pro rata bonus equal to $53,000.

During the term of employment, the Executive will also participate in the Company’s 2009 Equity Incentive Plan (the “Plan”). On the Effective Date, the Executive is being awarded $600,000 of the Company’s common stock under the Plan, valued as of market closing on the date of the grant, and vesting in equal semi-annual installments over 4 years from the Effective Date. Vesting accelerates 100% upon (i) Executive’s death or Disability (as defined in the Plan) subject to certain exceptions, or (ii) if contemporaneous with or within 18 months after a Change in Control (as defined in the Plan) during his employment period, (a) the Company terminates the Executive’s employment without Cause (as defined in the Plan), or (b) Executive terminates his employment for Good Reason (as defined in the Employment Agreement).

The Executive will also be eligible to participate on substantially the same basis as the Company’s other senior executive officers in any other employee benefit plan offered by the Company.

The Executive’s employment may be terminated by the Company with or without Cause (as defined in the Employment Agreement) by giving written notice to the Executive designating an immediate or future termination date. If the Company terminates the Executive’s employment without Cause (as defined in the Employment Agreement), or the Executive terminates his employment for Good Reason (as defined in the Employment Agreement), the Company shall pay the Executive his base salary and benefits through the termination date and executive shall be eligible to receive (i) severance pay equal to 12 months of the Executive’s then current base salary and (ii) awards payable , if any, under the Company’s 2009 Equity Incentive Plan.

If contemporaneous with or within 18 months after a Change in Control (as defined in the Plan) (a) the Company terminates the Executive’s employment without Cause or (b) the Executive terminates his employment for Good Reason, then, the Executive will be eligible to receive (i) 12 months of Executive’s then current Base Salary and (ii) 100% of his target bonus under the Company’s Executive Incentive Plan for the current year in which the Executive’s employment terminates, or if such target has not been established for such current year, the most recently established target bonus under such plan.

The Employment Agreement provides that, during the term of employment and for the 12-month period following termination for any reason (the “Restricted Period”), the Executive will not have an ownership interest in or become employed or engaged by, or otherwise participate in or render services to, any business or enterprise within North America, Central America, South America, the Caribbean, Europe, the Middle East, Africa, India, the Australian continent and Asia (the “Geographical Area”) that engages in any data security business or any other business engaged in by the Company. The Employment Agreement also provides that, during the Restricted Period, the Executive shall not (i) solicit for employment, hire or engage, or attempt to solicit for employment, hire or engage, any person who is or was employed by the Company within the six month period prior to the date of solicitation, hire or engagement, or (ii) otherwise interfere with the relationship between any such person and the Company. Further, the Employment Agreement prohibits the Executive from inducing or attempting to induce any customer, distributor, agent, licensor, licensee, contractor, vendor or other business relation that was doing business with the Company or any of its subsidiaries to reduce or cease doing business with the Company or any of its subsidiaries or otherwise interfere with the relationship between the Company or any of its subsidiaries and such entity.

Mr. Hoyt is 47 years old. Prior to joining the Company, he was the Chief Financial Officer of Groupon, Inc. (GRPN:NASDAQ) operations in Europe, Middle East and Africa, based in Switzerland from 2012 to 2015, and from 2010 to 2012, he was the Vice President of International Financial Operations of Groupon, Inc. based in Chicago. Mr. Hoyt is a CPA and began his career at PricewaterhouseCoopers, followed by international positions at Motorola, Inc. and CareerBuilder, and holds an M.B.A. from the University of Chicago Booth School of Business and a B.S. in Accountancy from Miami University.

The Executive will be succeeding Clifford K. Bown, who intends to retire from the Company and is being retained by the Company up to May 31, 2016 to provide for an orderly transition period with the Executive.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following Exhibits are furnished herewith:

Exhibit No.	Description

10.1	Employment Agreement, effective as of October 5, 2015, by and between VASCO Data Security International, Inc. and Mark Stephen Hoyt.

10.2	Award Agreement for Restricted Shares, dated as of October 5, 2015, by and between VASCO Data Security International, Inc. and Mark Stephen Hoyt.

99.1	Press Release dated October 5, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 5, 2015	VASCO Data Security International, Inc.

/s/ Clifford K. Bown
Clifford K. Bown
Chief Financial Officer